1

        -----------
WSFS    Financial       838 Market Street, Wilmington, Delaware 19801
        Corporation
        -----------

                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE                                Contact:   Stephen A. Fowle

January 25, 2007                                                  (302) 571-6833


    WSFS ANNOUNCES INCREASED 4Q '06 EPS OF $1.10, AND FULL YEAR EPS OF $4.41,
                          AN INCREASE OF 13% FROM 2005

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $7.6 million, or $1.10 per diluted share, a 7% increase over reported net income of $7.1 million, or $1.03 per share for the fourth quarter of 2005. Net income for the full year of 2006 was $30.4 million, or $4.41 per diluted share, a 13% increase over $3.89 per diluted share reported for 2005.

         Highlights include:

          o Reported net interest margin of 3.06% an increase of 18 basis points from the prior quarter

          o WSFS provided shareholders a return on equity for 2006 of 15.42% versus 14.78% for 2005

          o Increase in customer deposits of $51.3 million, up 4% on a linked-quarter basis and growth of $149.8 million or 13% over the fourth quarter of 2005

          o Net loans surpassed $2 billion for the first time reflecting growth of $244.0 million or 14% over the fourth quarter of 2005

          o Growth in noninterest income of $1.6 million, or 17% over the fourth quarter of 2005

          o Opening of a new temporary branch office in Smyrna (Kent County, Delaware), relocation of our University Plaza office (New Castle County, Delaware) and the opening of our new flagship branch in downtown Wilmington, in January 2007

          o Continued outstanding asset quality with nonperforming assets to total assets improving 0.04% to 0.14%

          o Repurchase of 71,500 shares of stock or approximately 1% of shares outstanding

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
                                                                               2

         Marvin N. Schoenhals, Chairman and President of WSFS, said, "We continue to be pleased with our growth. We are particularly encouraged that our initiatives to promote deposit gathering have added to our already strong results. Our 4% linked-quarter growth in deposits reflects the continued expansion of our branch network, addition of deposit specific relationship managers, realignment of incentives, and success with remote deposit capture technology."

                    Fourth Quarter 2006 Financial Highlights

WSFS reports an 18 basis point increase in net interest margin

         The net interest margin of 3.06% for the fourth quarter of 2006 increased 18 basis points from the third quarter of 2006. Net interest income for the fourth quarter of 2006 was $20.1 million. This compares to $18.5 million reported for the same quarter in 2005 and $19.1 million reported for the third quarter of 2006. The net interest margin comparison to the third quarter of 2006 was favorably affected by $296,000 (or 4 basis points of margin) of additional income related to reverse mortgages. During the third quarter of 2006 the net interest margin was negatively impacted by a non-cash charge associated with trust preferred borrowings ($411,000 or 6 basis points of margin) related to hedge accounting. Adjusted for these two items, the net interest margin increased by a solid 8 basis points.

         "Despite continued margin pressures in the banking industry," Schoenhals added, "steps we have taken to realign our balance sheet and improve our margin, including the sale of low yielding securities near the end of the third quarter, have paid off in greater net interest income and a higher margin percentage. We are pleased with our progress to date and expect to continue our strategy."

WSFS customer deposits increased 4% on a linked-quarter basis

         Total customer deposits (core deposits and customer time deposits) reached $1.3 billion at December 31, 2006, an increase of $149.8 million, or 13%, over December 31, 2005 and an increase of $51.3 million, or 4% over September 30, 2006. This growth far exceeded the 9.4% annual deposit growth estimated by the Federal Reserve for all commercial banks in the U.S. during 2006.

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

                                                                               3

         The following table summarizes the current customer deposit balances and composition compared to historical periods.

                                      At                     At                    At
      (Dollars in thousands)     Dec. 31, 2006          Sep. 30, 2006         Dec. 31, 2005
                                 -------------          -------------         -------------

                                  Amount       %         Amount      %         Amount     %
                                  ------       -         ------      -         ------     -
Non-interest demand            $  276,338      21%     $  263,363    20%     $  279,415   23%
Interest bearing demand           146,719      11         127,861    10         141,378   12
Savings                           226,853      17         238,978    19         251,675   21
Money market                      246,645      18         235,210    18         209,398   18
                               ----------     ---      ----------   ---      ----------  ---
  Total core deposits             896,555      67         865,412    67         881,866   74
Customer time                     447,151      33         427,025    33         312,065   26
                               ----------     ---      ----------   ---      ----------  ---
  Total customer deposits      $1,343,706     100%     $1,292,437   100%     $1,193,931  100%


         As with much of the  industry,  the  change  in WSFS'  mix of  deposits
continues   to  be  affected  by  consumer   preference   for  higher   yielding
non-transaction accounts, when compared to this time last year.

Net loans exceed $2 billion, an increase of 14% from the fourth quarter of 2005

         Net loans were $2.0 billion at December 31, 2006, an increase of $244.0 million, or 14%, over December 31, 2005 and an increase of $31.8 million, or 2% over September 30, 2006. This is the first quarter in which WSFS reported net loans in excess of $2 billion. Continuing the trend experienced in recent years, commercial and commercial real estate (CRE) loans increased $210.1 million, or 19%, over December 31, 2005 and $40.7 million, or 3%, over September 30, 2006 and drove overall portfolio growth.

         The  following   table   summarizes   the  current  loan  balances  and
composition as well as recent changes in balances and composition.

                                     At                        At                    At
       (Dollars in thousands)   Dec. 31, 2006            Sep. 30, 2006         Dec. 31, 2005
                                -------------            -------------         -------------

                                  Amount       %           Amount      %         Amount       %
                                  ------       -           ------      -         ------       -
Commercial and CRE             $1,304,984      64%      $1,264,246     64%    $1,094,913      61%
Residential                       476,915      24          484,105     24        459,680      26
Consumer                          264,307      13          265,378     13        245,646      14
Allowance for loan losses         (27,384)     (1)         (26,747)    (1)       (25,381)     (1)
                               ----------     ---       ----------    ---     ----------     ---
Net Loans                      $2,018,822     100%      $1,986,982    100%    $1,774,858     100%

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

                                                                               4

Nonperforming Assets improve from already strong levels

         The Company recorded a provision for loan losses of $1.0 million in the fourth quarter of 2006. The provision reflects continued strong growth in the bank's commercial loan portfolio. This provision compares to $319,000 in the third quarter of 2006 and $1.0 million in the fourth quarter of 2005. The ratio of allowance for loan losses to total loans is 1.34%, up slightly from 1.33% at September 30, 2006.

         Asset quality statistics continue to remain strong. Nonperforming assets as a percentage of assets were 0.14% at December 31, 2006 compared to 0.18% at September 30, 2006 and 0.12% at December 31, 2005. Annualized net charge-offs in the fourth quarter of 2006 were 0.08% of average loans (0.03% of which were checking overdraft charge-offs) compared to annualized net charge-offs of 0.05% (0.03% of which were checking overdraft charge-offs) for the third quarter of 2006 and annualized net charge-offs of 0.13% for the fourth quarter of 2005. Net charge-offs for 2006 were 0.04% (0.02% of which were checking overdraft charge-offs) compared to 0.09% for 2005. Prior to the second quarter of 2006 overdraft charge-offs were not included with loan charge-offs.

  Noninterest Income up 17% over the fourth quarter of 2005

         During the fourth quarter of 2006, the Company recorded noninterest income of $11.1 million, which was $1.6 million, or 17% greater than the fourth quarter of 2005 and $769,000, or a strong 7% growth over the third quarter of 2006. The increase over the fourth quarter 2005 was mainly attributable to a $1.1 million increase in deposit service charges and a $561,000 increase in credit/debit card and ATM income. Increased deposit service charges were due to an increase in deposit accounts and additional fee-based services provided by WSFS. The increase in credit/debit card and ATM income was primarily due to increased volumes of cash in non-owned ATMs and higher rates earned on this cash. During the fourth quarter fee revenues represented a healthy 35% of total revenues.

         Consistent with the year-over-year trend, the increase over the third quarter of 2006 was mainly attributable to $889,000 in increased deposit service charges. During the third quarter of 2006 the Bank received $1.8 million in unanticipated (non-taxable) income related to its

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

                                                                               5

investment in bank-owned life insurance (BOLI) and recognized a $1.9 million loss on the sale of $51.4 million in below-market yielding mortgage-backed securities (MBS) as part of its ongoing balance sheet realignment.

Noninterest expense levels reflect continued growth and investment in the franchise

         Noninterest expenses for the fourth quarter of 2006 totaled $18.6 million, which was $2.4 million, or 15% greater than the fourth quarter of 2005 and $966,000, or 5% greater than the third quarter of 2006. This increase in the fourth quarter of 2006 was mainly related to the Company's continued growth including the opening of three branch offices, two branch renovations/relocations during 2006 and the formation of the Wealth Management Division. This growth is reflected in higher compensation, equipment and other operating expenses. The number of full-time equivalent Associates increased from 515 in the fourth quarter of 2005 to 573 in the fourth quarter of 2006. The increase in salaries, benefits and other compensation also includes $550,000 (pre-tax), or $0.07 (after-tax) per share, of stock option expense due to the implementation of SFAS 123 (revised 2004), Share-Based Payment (SFAS 123R), this year. This increase included $233,000 (pre-tax), or $0.03 (after-tax) per share, from the immediate expensing of options granted to retirement-eligible Associates during the fourth quarter of 2006, as required by SFAS 123R.

         Similarly, the increase over the third quarter of 2006 was due to growth efforts affecting compensation and other operating expenses. The increase in compensation was also, in a large part, due to $233,000 in expenses related to stock options discussed in the prior paragraph.

         When compared to the prior quarter, net income before taxes increased. However, net income decreased over the same period due to a lower effective tax rate during the third quarter from the previously mentioned non-taxable income related to the Bank's investment in BOLI.

         1% share repurchase reflects continued capital management

         During the fourth quarter of 2006, the Company repurchased 71,500 shares of common stock at an average price of $65.26 per share. For the year the Company has repurchased 103,400 shares of common stock at an average price of $63.86 per share. At December 31,

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

                                                                               6


2006, the Company had 546,600 shares remaining under its current share repurchase authorization, or 8.2% of its 6.6 million outstanding shares.

         The ratio of tangible equity to assets was 7.00% at December 31, 2006. The Tier 1 capital ratio was 12.42%, which is more than double the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $31.58 at December 31, 2006. Each of these ratios increased this quarter despite the repurchase of more than 1% of the Company's outstanding shares.

         WSFS Financial Corporation is a $3.0 billion financial services company. Its principal subsidiary, Wilmington Savings Fund Society, FSB, currently operates 28 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania, providing full banking services under the WSFS Bank brand, and wealth management and personal trust services under Wilmington Advisors, a division of WSFS Bank. Other subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.

                                      * * *

         Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #


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
                                                                               7
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                Three months ended                      Twelve months ended
                                                   ----------------------------------------------   -----------------------------
                                                   December 31,      September 30,   December 31,   December 31,     December 31,
                                                       2006             2006            2005            2006            2005
                                                   --------------    ------------    ------------   --------------   ------------
Interest income:
Interest and fees on loans                         $      38,624     $    37,577     $    29,616    $     143,629    $   105,639
Interest on mortgage-backed securities                     6,455           7,186           6,924           28,444         25,687
Interest and dividends on investment securities              929             616             943            2,568          3,258
Other interest income                                        693             752             352            2,536          1,438
                                                   --------------    ------------    ------------   --------------   ------------
                                                          46,701          46,131          37,835          177,177        136,022
                                                   --------------    ------------    ------------   --------------   ------------
Interest expense:
Interest on deposits                                      13,025          11,392           7,267           42,707         21,690
Interest on Federal Home Loan Bank advances               10,747          12,384           9,254           45,878         30,659
Interest on trust preferred borrowings                     1,194           1,736           1,659            5,053          5,292
Interest on other borrowings                               1,645           1,499           1,119            5,640          4,739
                                                   --------------    ------------    ------------   --------------   ------------
                                                          26,611          27,011          19,299           99,278         62,380
                                                   --------------    ------------    ------------   --------------   ------------

Net interest income                                       20,090          19,120          18,536           77,899         73,642
Provision for loan losses                                  1,036             319           1,006            2,738          2,582
                                                   --------------    ------------    ------------   --------------   ------------

Net interest income after provision for loan losses       19,054          18,801          17,530           75,161         71,060
                                                   --------------    ------------    ------------   --------------   ------------
Noninterest income:
Credit/debit card and ATM income                           4,835           4,982           4,274           18,835         15,049
Deposit service charges                                    3,868           2,979           2,750           12,250         10,091
Bank owned life insurance income                             565           2,401             481            3,976          2,003
Investment advisory income                                   578             573             641            2,399          2,519
Loan fee income                                              532             458             488            1,824          1,999
Mortgage banking activities, net                               6             136             104              225            391
Securities (losses) gains                                      -          (1,940)              4           (1,981)          (605)
Other income                                                 694             720             757            2,777          3,206
                                                   --------------    ------------    ------------   --------------   ------------
                                                          11,078          10,309           9,499           40,305         34,653
                                                   --------------    ------------    ------------   --------------   ------------
Noninterest expenses:
Salaries, benefits and other compensation                 10,567          10,189           8,795           39,369         35,172
Occupancy expense                                          1,474           1,387           1,339            5,508          5,168
Equipment expense                                          1,174           1,162             992            4,393          3,879
Data processing and operations expense                       879             886             795            3,511          3,465
Marketing expense                                            696             676             703            2,713          2,745
Professional fees                                            721             587             755            2,070          2,416
Other operating expenses                                   3,042           2,700           2,775           11,750         10,032
                                                   --------------    ------------    ------------   --------------   ------------
                                                          18,553          17,587          16,154           69,314         62,877
                                                   --------------    ------------    ------------   --------------   ------------

Income before minority interest and taxes                 11,579          11,523          10,875           46,152         42,836
Less minority interest                                        11               9              11               51            133
                                                   --------------    ------------    ------------   --------------   ------------
Income before taxes                                       11,568          11,514          10,864           46,101         42,703
Income tax provision                                       3,969           3,511           3,771           15,660         14,847
                                                   --------------    ------------    ------------   --------------   ------------
Net income                                         $       7,599     $     8,003     $     7,093    $      30,441    $    27,856
                                                   ==============    ============    ============   ==============   ============
Diluted earnings per share:
Net income                                         $        1.10     $      1.16     $      1.03    $        4.41    $      3.89
                                                   ==============    ============    ============   ==============   ============

Weighted average shares outstanding for diluted EPS    6,904,313       6,915,021       6,862,248        6,903,702      7,152,227
-------------------------------------------------------------------------------------------------   -----------------------------

Performance Ratios:

Return on average assets (a)                                1.02   %        1.06 %          1.03 %           1.03  %        1.05 %
Return on average equity (a)                               14.25           16.02           15.97            15.42          14.78
Net interest margin (a)(b)                                  3.06            2.88            3.06             2.98           3.13
Efficiency ratio (c)                                       58.99           59.19           57.04            58.09          57.46
Noninterest income as a percentage of total revenue (b)    35.22           34.70           33.54            33.78          31.67
-------------------------------------------------------------------------------------------------   -----------------------------

See "Notes"

                                                                               8
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                          December 31,       September 30,    December 31,
                                                              2006               2006             2005
                                                         ----------------    --------------   -------------
Summary Statement of Condition:

Assets:
------
Cash and due from banks                                  $        73,989     $      67,616    $     59,251
Cash in non-owned ATMs                                           166,092           155,257         174,527
Investment securities (d)(e)                                      54,491            54,599          57,489
Other investments                                                 41,615            63,784          46,466
Mortgage-backed securities (d)                                   516,711           537,912         620,323
Net loans (f)(g)                                               2,018,822         1,986,982       1,774,858
Loans held for sale (f)                                              919               621             436
Bank owned life insurance                                         55,282            57,604          54,193
Other assets                                                      69,475            75,327          59,209
                                                         ----------------    --------------   -------------
    Total assets                                         $     2,997,396     $   2,999,702    $  2,846,752
                                                         ================    ==============   =============
Liabilities and Stockholders' Equity:
------------------------------------
Noninterest-bearing deposits                             $       276,338     $     263,363    $    279,415
Interest-bearing deposits                                      1,067,368         1,029,074         914,516
                                                         ----------------    --------------   -------------
    Total customer deposits                                    1,343,706         1,292,437       1,193,931
Other jumbo CDs                                                  111,388            84,352          40,567
Brokered deposits                                                301,254           239,361         211,738
                                                         ----------------    --------------   -------------
    Total deposits                                             1,756,348         1,616,150       1,446,236

Federal Home Loan Bank advances                                  784,028           956,755       1,008,721
Other borrowings                                                 218,651           188,960         186,287
Other liabilities                                                 26,256            29,407          23,327
                                                         ----------------    --------------   -------------

    Total liabilities                                          2,785,283         2,791,272       2,664,571
                                                         ----------------    --------------   -------------

Minority interest                                                     54                47             206

Stockholders' equity                                             212,059           208,383         181,975
                                                         ----------------    --------------   -------------

                                                         ----------------    --------------   -------------
Total liabilities, minority interest and
   stockholders' equity                                  $      2,997,396    $    2,999,702   $   2,846,752
                                                         ================    ==============   =============

-----------------------------------------------------------------------------------------------------------

Capital Ratios:

Equity to asset ratio                                               7.07 %            6.95 %          6.39 %
Tangible equity to asset ratio                                      7.00              6.87            6.33
Core capital (h) (required: 4.00%; well-capitalized: 5.00%)         9.25              8.96            8.56
Tier 1 Capital (h) (required: 4.00%; well-capitalized: 6.00%)      12.42             12.21           12.31
Risk-based capital (h) (required: 8.00%; well-capitalized: 10.00%) 13.54             13.32           13.38
-----------------------------------------------------------------------------------------------------------

Asset Quality Indicators:

Nonperforming Assets:
Nonaccruing loans                                        $         3,832     $       5,496    $      3,410
Assets acquired through foreclosure                                  388                17              59
                                                         ----------------    --------------   -------------
     Total nonperforming assets                          $         4,220     $       5,513    $      3,469
                                                         ================    ==============   =============

Past due loans (i)                                       $           251     $         289    $        386

Allowance for loan losses                                $        27,384     $      26,747    $     25,381

Ratio of nonperforming assets to total assets                       0.14 %            0.18 %          0.12 %
Ratio of allowance for loan losses to total gross
     loans (j)                                                      1.34              1.33            1.41
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                                       705               477             709
Ratio of quarterly net (recoveries) charge-offs
     to average gross loans (a)(f)                                  0.08              0.05            0.13
-----------------------------------------------------------------------------------------------------------

See "Notes"

                                                                               9
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                         Three months ended
                                 ---------------------------------------------------------------------------------------------------
                                         December 31, 2006               September 30, 2006                 December 31, 2005
                                 ------------------------------    -------------------------------    ------------------------------
                                    Average Interest & Yield/         Average Interest & Yield/        Average Interest & Yield/
                                    Balance Dividends Rate (a)(b)     Balance DividendsRate (a)(b      Balance Dividends Rate (a)(b)
                                 --------------------------------  -------------------------------   --------- ---------------------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real estate loans   $  656,780   $ 13,938    8.49 %   $  639,307   $13,537    8.47 %    $  580,554  $ 10,951    7.55 %
  Residential real estate loans     479,412      6,760    5.64        491,223     6,798    5.54         447,670     5,854    5.23
  Commercial loans                  627,892     12,888    8.21        601,763    12,294    8.18         485,242     8,632    7.19
  Consumer loans                    264,210      5,021    7.54        262,600     4,938    7.46         237,657     4,162    6.95
                                 ----------   --------             ----------   -------              ----------  --------
    Total loans                   2,028,294     38,607    7.67      1,994,893    37,567    7.59       1,751,123    29,599    6.83
Mortgage-backed securities (d)      530,385      6,455    4.87        593,589     7,186    4.84         598,171     6,924    4.63
Loans held-for-sale (f)                 938         17    7.25          1,185        10    3.38           1,061        17    6.41
Investment securities (d)(e)         54,712        929    6.79         52,935       616    4.65          57,499       943    6.56
Other interest-earning assets        47,777        693    5.75         55,668       752    5.36          48,736       352    2.87
                                 ----------   --------             ----------   -------               ---------   -------
    Total interest-earning assets 2,662,106     46,701    7.06      2,698,270    46,131    6.88       2,456,590    37,835    6.21
                                              --------                          -------                           -------
Allowance for loan losses           (27,093)                          (26,938)                          (25,190)
Cash and due from banks              66,701                            57,372                            54,486
Cash in non-owned ATMs              151,675                           158,396                           143,226
Bank owned life insurance            56,357                            55,414                            53,894
Other noninterest-earning assets     60,919                            63,607                            59,249
                                 ----------                        ----------                        ----------
     Total assets                $2,970,665                        $3,006,121                        $2,742,255
                                 ==========                        ==========                        ==========

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Interest-bearing demand       $  126,509    $   254    0.80     $  121,160   $   229    0.75      $  119,390   $   101    0.34
   Money market                     247,489      2,318    3.72        227,285     2,080    3.63         223,358     1,475    2.62
   Savings                          233,392        615    1.05        241,823       667    1.09         256,047       922    1.43
   Customer time deposits           434,395      4,942    4.51        415,792     4,183    3.99         292,503     2,281    3.09
                                 ----------    -------             ----------   --------             ----------   -------
    Total interest-bearing
      custommer deposits          1,041,785      8,129    3.10      1,006,060     7,159    2.82         891,298     4,779    2.13
   Other jumbo certificates of
      deposits                      100,667      1,365    5.38         77,255     1,039    5.34          43,444       417    3.81
   Brokered deposits                261,714      3,531    5.35        238,983     3,194    5.30         212,550     2,071    3.87
                                 ----------    -------             ----------   -------              ----------   -------
     Total interest-bearing
       deposits                   1,404,166     13,025    3.68      1,322,298    11,392    3.42       1,147,292     7,267    2.51

FHLB of Pittsburgh advances         863,177     10,747    4.87      1,002,001    12,384    4.84         946,375     9,254    3.83
Trust preferred borrowings           67,011      1,194    6.97         67,011     1,736   10.14          67,011     1,659    9.69
Other borrowed funds                136,653      1,645    4.82        123,377     1,499    4.86         124,810     1,119    3.59
                                 ----------    -------             ----------   -------              ----------   -------
    Total interest-bearing
      liabilities                 2,471,007     26,611    4.31      2,514,687    27,011    4.30       2,285,488    19,299    3.38
                                               -------                          -------                           -------
Noninterest-bearing demand
  deposits                          258,702                           265,594                           254,542
Other noninterest-bearing
  liabilities                        27,665                            25,970                            24,372
Minority interest                        51                                68                               216
Stockholders' equity                213,240                           199,802                           177,637
                                 ----------                        ----------                         ---------
Total liabilities and
  stockholders' equity           $2,970,665                        $3,006,121                        $2,742,255
                                 ==========                        ==========                        ==========
Excess of interest-earning
  assets over interest-bearing
  liabilities                    $  191,099                         $ 183,583                        $  171,102
                                 ==========                        ==========                        ==========
Net interest and dividend income               $20,090                          $19,120                           $18,536
                                               =======                          =======                           =======
Interest rate spread                                      2.75%                            2.58%                             2.83%
                                                         =====                             ====                              ====
Net interest margin                                       3.06%                            2.88%                             3.06%
                                                         =====                             ====                              ====

See "Notes"

                                                                              10
     WSFS FINANCIAL CORPORATION
     FINANCIAL HIGHLIGHTS (Continued)
     (Dollars in thousands, except per share data)
     (Unaudited)

                                                                       Three months ended               Twelve months ended
                                                          -----------------------------------------  ---------------------------
                                                          December 31,   September 30, December 31,  December 31,   December 31,
                                                              2006          2006           2005         2006           2005
                                                          -----------------------------------------  ------------   ------------
     Stock Information:

     Market price of common stock:
         High                                                $ 68.00        $ 64.37       $ 64.65      $ 68.00       $ 64.65
         Low                                                   60.35          58.08         57.55        58.08         49.80
         Close                                                 66.93          62.19         61.25        66.93         61.25
     Book value per share                                      31.93          31.22         27.59
     Tangible book value per share                             31.58          30.87         27.32
     Number of shares outstanding (000s)                       6,642          6,675         6,596
     ---------------------------------------------------------------------------------------------------------------------------

     Other Financial Data:

     One-year repricing gap to total assets (m)                 (1.03)%        (1.18)%       (0.57)%
     Weighted average duration of the MBS portfolio          2.9 years      3.0 years     3.1 years
     Unrealized losses on securities
       available-for-sale, net of taxes                      $ (8,012)      $ (7,749)     $ (9,667)
     Number of associates (FTEs)                                  573            592           515
     Number of branch offices                                      27             26            24
     Number of WSFS owned ATMs                                    313            316           271

     ---------------------------------------------------------------------------------------------------------------------------

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)  Includes securities available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.